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                                                                    Exhibit 14.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Galaxy Growth Fund II, one of the portfolios constituting The Galaxy Fund, and "Financial Statements" and "Auditors" in the Statement of Additional Information for the Galaxy Growth Fund II and to the incorporation by reference therein of our report dated December 11, 2001 with respect to those financial statements and financial highlights included in The Galaxy Fund Annual Report dated October 31, 2001, which Prospectus, Statement of Additional Information, and report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of the Columbia Special Fund, Inc. We further consent to the references to us in paragraph 4.1(f) of "Appendix A - Agreement and Plan of Reorganization" in such Combined Prospectus and Proxy Statement.

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002